UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2010

MOST HOME CORP.
(Exact name of Registrant as specified in its charter)

Nevada	0-29067	98-0173359
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

Unit 1- 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6
(Address of principal executive office, including Zip Code)

Registrant’s telephone number, including area code: (604) 460-7634

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 26, 2010, David Woodcock and George Shahnazarian resigned as directors of Most Home Corp. (the “Company”). In addition, George Shahnazarian resigned as Corporate Secretary of the Company on March 5, 2010.

On March 2, 2010, Scott Munro resigned as Principal Financial Officer and treasurer of the Company along with all officer positions of all related subsidiaries.

These aforementioned resignations were due to the Company not renewing its director and officer liability insurance on February 28, 2010.

On March 5, 2010, Ken Galpin was appointed Corporate Secretary and Treasurer of the Company and subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOST HOME CORP.

Date: March 5, 2010	By:	/s/ Ken Galpin
Ken Galpin, CEO